Exhibit 10.67

FIRST AMENDMENT OF LEASE

This First Amendment of Lease is made as of this 23rd day of December, 2002, by and between Beard Sawmill, LLC (hereinafter referred to as “Landlord”), and Health Net of Connecticut, Inc.

In consideration of the mutual benefits and obligations set forth herein, the parties hereby amend a certain lease between Landlord and Physicians Health Services of Connecticut, Inc. dated August 18, 2000, for the lease of space in Landlord’s building at 100 Beard Sawmill Road, Shelton, Connecticut (the August 18, 2000 lease as amended, hereinafter referred to collectively as the “Lease”), in the following manner:

A. As of the date of this First Amendment of Lease, it is agreed by both parties hereto that Health Net of Connecticut, Inc., successor in interest to Physicians Health Services of Connecticut, Inc. has assumed all rights and obligations as tenant under the Lease and shall hereinafter be referred to as “Tenant”.

B. Paragraph 1.1 (b) of the Lease is deleted and is replaced with the following:

“1.1 (b) The “Leased Premises” is located in Landlord’s building at 100 Beard Sawmill Road, Shelton, Connecticut. For the period of time set forth in paragraph 1.1 (c)[i], the Leased Premises is located on the 3rd, 4th, 5th and 6th floors of the Building and is that area shown on Exhibit A attached to the August 18, 2000 lease. For the period of time set forth in paragraph 1.1 (c) [ii], the Leased Premises is located on the 3rd, 4th, 5th and 6th floors of the Building and is that area shown on Exhibit A attached to the August 18, 2000 lease and also includes a portion of the 2nd floor of the Building and is that area shown on Exhibit A, Sheet 1 attached hereto (the “Second Floor Space A”).”

C. Paragraph 1.1 (c) of the Lease is deleted and is replaced with the following:

“1.1 (c) The Tenant’s Leased Premises Square Footage fluctuates over the Initial Term of the Lease, and the following square footages represent the Tenant’s Leased Premises Square Footage for the various periods during the initial Term of the Lease:

[i] 104,233 square feet, for the period from the Initial Commencement Date until Second Floor Space A Commencement Date (defined in Paragraph 1.1 (d) below); and

[ii] 109,960 square feet for the period of time from the Second Floor Space A Commencement Date until the end of the Initial Term of the Lease.”

D. Paragraph 1.1 (d) of the Lease is deleted and is replaced with the following:

“1.1 (d) The “Initial Commencement Date” is September 1, 2001. The “Second Floor Space A Commencement Date” is the date on which Landlord (i) has completed the construction work necessary to demise the Second Floor Space A from other space on the second floor and (ii) delivers possession of the Second Floor Space A to Tenant, broom clean and free of any possessions of any other tenant”

E. Paragraph 1.1 (e) of the Lease is deleted and is replaced with the following:

“1.1 (e) The “Initial Term” is from September 1, 2001 until the end of the day on August 31, 2016.”

F. Paragraph 1.1 (g) of the Lease is deleted and is replaced with the following:

“1.1 (g) The “Base Rent” for the Initial Term is $14.00 per rentable square feet per annum for years 1 – 15 or $121,605 per month for the period of time from the Initial Commencement Date to the Second Floor Space A Commencement Date and $128,286.67 per month for the balance of the Initial Term.”

G. Paragraph 1.1 (i) of the Lease is deleted and is replaced with the following:

“1.1 (i) The “Notice Address” for Landlord and Tenant are:

Landlord:

Beard Sawmill, LLC

% R. D. Scinto, Inc.

One Corporate Drive, Suite 100

P.O. Box 880

Shelton, CT 06484

Tenant:

Health Net of Connecticut, Inc.

One Far Mill Crossing

P.O. Box 904

Shelton, CT 06484

Attn: Chief Financial Officer

Health Net, Inc.

P.O. Box 2470

Rancho Cordova, CA 95741 2470

Attn: Director of Real Estate”

H. The following is added to the end of Paragraph 2.17 of the Lease.

From and after the Second Floor Space A Commencement Date, Tenant’s Percentage shall be increased to 73.96%.

I. The following paragraphs, Paragraph 3.07 and Paragraph 3.08 are hereby added to the Lease:

“3.07 Paragraph 3.04 of the Lease outlines the Landlord’s Initial Fit-Out Work required to be completed by the Landlord under the terms of the Lease. Landlord has completed all work required under the terms of the Lease and the Leased Premises has been accepted by Tenant.

3.08 Tenant shall accept possession of the Second Floor Space A on the Second Floor Space A Commencement date on an as is basis except that Landlord, at its expense, shall completed the construction work necessary to demise the Second Floor Space A from other space on the second floor.”

References to Exhibit A means the Exhibit A attached to the August 18, 2000 lease. “Exhibit A, Sheet 1” is a separate exhibit from Exhibit A, and is added to the Lease and incorporated into it as a new exhibit, and is attached hereto.

In the event of any conflict between this First Amendment of Lease and the August 18, 2000 lease, this First Amendment of Lease shall control, the Lease being hereby ratified and to remain in full force and effect in all other respects.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

BEARD SAWMILL, LLC		HEALTH NET OF CONNECTICUT, INC.

By:	/s/ ROBERT D. SCINTO	By:	/s/ DENNIS BELL
	Robert D. Scinto, a member		Dennis Bell
		Its:	Vice President

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